The Rubicon Project, Inc. S-4/A

Exhibit 8.2

February 7, 2020

Telaria, Inc.

222 Broadway, 16th Floor

New York, New York 10038

Ladies and Gentlemen:

We have acted as counsel to Telaria, Inc., a Delaware corporation (“Telaria”), in connection with the transactions described in the Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission on January 30, 2020 as amended through the date hereof (the “Registration Statement”) of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement, including the Prospectus included therein, the Agreement and Plan of Merger dated as of December 19, 2019 (as amended from time to time, the “Reorganization Agreement”) by and among Telaria, Madison Merger Corp., a Delaware corporation (“Merger Sub”) and The Rubicon Project, a Delaware corporation (“Rubicon”), and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement and the Reorganization Agreement are true, correct and complete in all material respects; that the merger will be completed in accordance with the Registration Statement and the Reorganization Agreement; that the representations and covenants contained in tax representation letters delivered to us by Telaria and by Merger Sub and Rubicon are true and accurate; that there is no change in applicable law between the date hereof and the effective time of the merger; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Cooley LLP 500 Boylston Street Boston, MA 02116-3736 t: (617) 937-2300 f: (617) 937-2400 cooley.com

February 7, 2020
Page Two

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we confirm that the statements in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger,” subject to the limitations and qualifications described therein, insofar as they relate to matters of United States federal income tax law, constitute our opinion of the material United States federal income tax consequences of the Merger.

No opinion is expressed as to any matter not discussed herein.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

By: /s/ Cooley LLP

Cooley LLP 500 Boylston Street Boston, MA 02116-3736 t: (617) 937-2300 f: (617) 937-2400 cooley.com